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                                                                   Exhibit 10.10

                            STOCK EXCHANGE AGREEMENT

     This Stock Exchange Agreement (this "AGREEMENT") is made and entered into as of September 9, 2002 by and among CxSynta LLC, Keith R. Gollust, and Mountain Trail Investments, LLC (each a "SELLER" and collectively, "SELLERS"), Principia Associates, Inc., a Delaware corporation ("PRINCIPIA"), and Synta
Pharmaceuticals Corp., a Delaware corporation ("SYNTA").

                              W I T N E S S E T H:

     WHEREAS, Sellers own all of the outstanding Common Stock , $.01 par value per share ("PRINCIPIA SHARES"), which shares represent all of the outstanding capital stock of Principia, and desire to exchange the Principia Shares for shares of the Common Stock , $.0001 par value per share ("SYNTA SHARES"), of Synta and warrants for additional shares of Synta Shares;

     WHEREAS, Principia is the owner of thirty seven million four hundred thousand (37,400,000) shares of the Common Stock, $.01 par value per share (the "SBR SHARES"), of SBR Pharmaceuticals Corp., a Delaware corporation ("SBR"), which SBR Shares represent all of the shares of capital stock of SBR owned beneficially or of record by Principia; and

     WHEREAS, Synta desires to receive, acquire and accept from Sellers, and Sellers desire to assign, transfer and deliver to Synta, the Principia Shares, upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                         EXCHANGE AND PURCHASE OF SHARES

     Section 1.1 EXCHANGE OF SHARES. At the Closing, subject to the terms and conditions of this Agreement, Sellers, as the legal and beneficial owners of the Principia Shares, shall transfer, assign convey and deliver, or cause to be transferred, conveyed and delivered, the Principia Shares to Synta, free and clear of all liens and encumbrances, and Synta shall accept the transfer and assignment of the Principia Shares.

     Section 1.2 DELIVERY OF PRINCIPIA SHARES. At the Closing, Sellers shall deliver to Synta stock certificates representing the Principia Shares together with stock powers duly endorsed by Sellers in favor of Synta, and Principia shall promptly issue a new stock certificate representing the Principia Shares in the name of Synta or its designee upon delivery by Synta of the aforementioned stock certificates and stock powers to the transfer agent for Principia.

     Section 1.3 ISSUANCE OF SYNTA SHARES. At the Closing, in consideration for the contribution of the Principia Shares to Synta as set forth in Section
1.1 and 1.2 hereof, Synta shall deliver to Sellers an aggregate of four million nine hundred thirty nine thousand five hundred eighty one (4,939,500) shares of Synta Shares, together with three year warrants for the purchase of an aggregate of nine hundred fifty nine thousand one hundred twenty-six (959,126)

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shares of Synta Shares, in the form attached hereto as EXHIBIT A (collectively, the "SYNTA WARRANTS"). The number of shares of Synta Shares to be issued to each Seller and the number of shares of Synta shares subject to the Synta Warrant to be granted to each Seller is set forth on EXHIBIT B attached hereto.

                                   ARTICLE II
                                     CLOSING

     Section 2.1 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Nixon Peabody LLP, 101 Federal Street, Boston, MA 02110-1832, or at such other place as may be agreed to by Sellers and Synta, at 10:00 AM (Boston time) on or before September 20, 2002, or on such other date as may be agreed upon in writing by Sellers and Synta if subsequent to September 20, 2002 (the "CLOSING DATE").

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers hereby severally represents and warrants to Synta as follows:

     Section 3.1 TITLE TO SHARES. Such Seller owns of record and beneficially, free and clear of all encumbrances, and has good title to the number of Principia Shares as set forth on EXHIBIT B attached hereto. Such Seller is not a party to any agreement, trust or other arrangement that in any way restricts such Seller's ability to perform its obligations under this Agreement, including, without limitation, voting or transferring such Seller's Principia Shares.

     Section 3.2 NO CONFLICT. The execution, delivery and performance of this Agreement by such Seller does not and will not (a) conflict with or violate any law or governmental order applicable to such Seller or any of such Seller's respective assets, properties or businesses or (b) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Principia Shares owned by such Seller pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Seller is a party or by which any of the Principia Shares owned by such Seller is bound or affected, which would adversely affect the ability of such Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

     Section 3.3 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by such Seller does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority.

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     Section 3.4    LITIGATION. No action, suit, investigation or proceeding by or against such Seller is pending or, to the knowledge of each Seller, threatened before any court, arbitrator or administrative agency, which could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated by this Agreement.

     Section 3.5 SECURITIES ACT. The Synta Shares and Warrant issued by Synta to such Seller pursuant to this Agreement are being acquired by such Seller for investment only and not with a view to any public distribution thereof, and such Seller will not offer to sell or otherwise dispose of the Synta Shares or Warrant so acquired by him in violation of any of the registration requirements of the Securities Act of 1933, as amended, or any applicable state blue sky laws.

     Section 3.6 NO BROKER. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PRINCIPIA

     Principia hereby represents and warrants to Synta as follows:

     Section 4.1 ORGANIZATION, GOOD STANDING AND AUTHORITY OF PRINCIPIA. Principia is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. Principia has full corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Principia and no other proceedings or actions on the part of Principia are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Principia, enforceable in accordance with its terms.

     Section 4.2 CAPITAL STOCK OF PRINCIPIA. The authorized capital stock of Principia consists of Two Million One Hundred (2,000,100) shares of Principia Shares. As of the date hereof, One Million Three Hundred Thousand (1,300,000) shares of Principia Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Principia Shares were issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Principia Shares or obligating Principia to issue, sell or assign the Principia Shares, or any other interest in, Principia Shares. There are no outstanding contractual obligations of Principia to repurchase, redeem or otherwise acquire any shares of Principia Shares or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

     Section 4.3 FINANCIAL STATEMENTS. The unaudited balance sheet of Principia as of August 31, 2002 and the related statement of income for the period then ended, complete and correct copies of which have been delivered to Synta, fairly present the financial position of Principia as at such date and the results of operations of Principia for the period then ended, in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied for the period covered (subject to the normal year-end adjustments).

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     Section 4.4    NO MATERIAL ADVERSE CHANGE. Since August 31, 2002, there has been no material adverse change in the properties, business, prospects, results of operations or financial condition of Principia.

     Section 4.5 NO DEFAULT; NO CONFLICT WITH OTHER INSTRUMENTS. Principia is not in default under or in violation of any provision of its Certificate of Incorporation or By-Laws. To its knowledge, based upon the representations made in the Stock Purchase Agreement, Principia is not in default under or in violation of any material indenture, mortgage, deed of trust, note, debenture, or any material agreement, lease, or other instrument or contract to which it is a party or by which it or any of it properties or assets is bound or any judgment, decree, order, statute, rule or regulation to which it is subject or by which it or any of its properties or assets is bound. To its knowledge, based upon the representations made in the Stock Purchase Agreement, the execution, delivery and performance of this Agreement, and the consummation by Principia of the transactions contemplated hereby do not and will not constitute a default under any of (a) the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Principia or (b) any material indenture, mortgage, deed of trust, note, debenture, agreement, lease or other material instrument or material contract or any such judgment, decree, order, statute, rule or regulation with respect to which Principia is a party or subject or result in the creation of any lien, charge or encumbrance on any of the properties or assets of Principia.

     Section 4.6 SUBSIDIARIES; OWNERSHIP OF SBR SHARES. Principia has no subsidiaries other than SBR. To its knowledge, Principia has good and marketable title to the SBR Shares free and clear of any and all restrictions, liens, charges, encumbrances, options and adverse claims or rights whatsoever, except as provided by applicable federal and state securities laws. To its knowledge, based upon the representations made in the Stock Purchase Agreement, Principia owns ninety-eight and eight-tenths percent (98.80%) of the issued and outstanding capital stock of SBR and all the issued and outstanding shares of capital stock of SBR are duly authorized, validly issued, fully paid and nonassessable.

     Section 4.7 ORGANIZATION, GOOD STANDING AND AUTHORITY OF SBR. Based upon the representations made in the Stock Purchase Agreement (as defined in Section
7.1 of this Agreement), SBR is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware and has the requisite power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. Based upon the representations made in the Stock Purchase Agreement, SBR is duly qualified to do business and is in corporate good standing in each jurisdiction in which it owns or leases property or engages in any activity which would require it to qualify to do business as a foreign corporation, except such jurisdictions where the failure to so qualify would not have a material adverse effect on the business, condition (financial or otherwise), results of operations, rights, properties, assets or prospects of SBR.

     Section 4.8 CERTIFICATE AND BY-LAWS, ETC., OF SBR. Based upon the representations made in the Stock Purchase Agreement, Principia has delivered to Synta true, accurate and complete copies of the Certificate of Incorporation and By-Laws of SBR and such Certificate of Incorporation and By-Laws are in full force and effect.

     Section 4.9 NO DEFAULT; NO CONFLICT WITH OTHER INSTRUMENTS. To Principia's knowledge, based upon the representations made in the Stock Purchase Agreement, SBR is not,

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and by reason of the consummation of the transactions contemplated by this
Agreement will not be, in default under or in violation of any material indenture, mortgage, deed of trust, note, debenture, or any material agreement, lease, or other material instrument or material contract to which it is a party or by which it or any of its properties or assets is bound or any judgment, decree, order, statute, rule or regulation to which it is subject or by which it or any of its properties or assets are bound. To Principia's knowledge, based upon the representations made in the Stock Purchase Agreement, the consummation of the transactions contemplated by this Agreement will not result in the creation of any lien, charge or encumbrance on any of the properties or assets of SBR or on the SBR Shares.

     Section 4.10 CAPITAL STOCK OF SBR. Based upon the representations made in the Stock Purchase Agreement, the authorized capital stock of SBR consists of forty million (40,000,000) shares of Common Stock, $.01 par value per share ("SBR COMMON STOCK"). Based upon the representations made in the Stock Purchase Agreement, thirty seven million eight hundred fifty five thousand two hundred (37,855,200) shares of SBR Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and seven hundred two thousand three hundred thirty four (702,334) shares of SBR Common Stock are reserved for issuance pursuant to stock options granted pursuant to SBR's 1997 Stock Option Incentive Plan. Based upon the representations made in the Stock Purchase Agreement, none of the issued and outstanding shares of SBR Common Stock was issued in violation of any preemptive rights. Based upon the representations made in the Stock Purchase Agreement, except for the aforementioned stock options issued under the SBR Stock Option Incentive Plan, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the SBR Shares or obligating either Principia or SBR to issue, sell or assign the SBR Shares or any SBR Common Stock, or any other interest in, SBR. Based upon the representations made in the Stock Purchase Agreement, there are no outstanding contractual obligations of SBR to repurchase, redeem or otherwise acquire any shares of SBR Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

     Section 4.11 LITIGATION. Based upon the representations made in the Stock Purchase Agreement, (a) no action, suit, investigation or proceeding is pending or, to Principia's knowledge, threatened before any court, arbitrator or administrative agency against or affecting Principia or SBR, (b) no action, suit, investigation or proceeding is pending or, to Principia's knowledge, threatened before any court, arbitrator or administrative agency against or affecting Principia or SBR that could have the effect of delaying or hindering the transactions contemplated in this Agreement and (c) to Principia's knowledge, neither Principia nor SBR is in default with respect to any judgment, order, writ, injunction or decree of any court or any administrative agency.

     Section 4.12 REQUIRED CONSENTS AND APPROVALS. Except for the authorization of Principia's Board of Directors and stockholders, the execution and delivery of this Agreement by Principia does not, and the performance of this Agreement by Principia will not, require any consent, approval, order, authorization, registration, qualification or designation from any governmental authority or pursuant to any agreement or other instrument by which Principia, or any of its respective properties or assets, is bound except (a) for such consents, approvals, orders, authorizations, registrations, qualifications or designations that have already been obtained and are in full force and effect on the date hereof, and (b) where the failure to obtain such consents,

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approvals, orders, authorizations, registrations, qualifications or designations would not prevent or delay the consummation of the transactions contemplated by this Agreement, or otherwise prevent Principia from performing its obligations under this Agreement.

                                    ARTICLE V
                      REPRESENTATIONS, WARRANTIES OF SYNTA

     Synta represents and warrants to Sellers as follows:

     Section 5.1 ORGANIZATION, GOOD STANDING AND AUTHORITY OF SYNTA. Synta is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate all its properties and assets and to carry on its business as it is now being conducted. Synta is duly qualified to do business and is in corporate good standing in each jurisdiction in which it owns or leases property or engages in any activity which would require it to qualify to do business as a foreign corporation, except such jurisdictions where the failure to so qualify would not have a material adverse effect on the business, condition (financial or otherwise), results of operations, rights, properties, assets or prospects of Synta.

     Section 5.2 AUTHORIZATION. Synta has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Synta and no other proceedings or actions on the part of Synta are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Synta, enforceable in accordance with its terms.

     Section 5.3 CERTIFICATE AND BY-LAWS, ETC., OF SYNTA. Synta has delivered to Principia true, accurate and complete copies of the Certificate of Incorporation and By-Laws of Synta. Such Certificate of Incorporation and By-Laws are in full force and effect.

     Section 5.4 NO DEFAULT; NO CONFLICT WITH OTHER INSTRUMENTS. Synta is not in default under or in violation of any provision of its Certificate of Incorporation or By-Laws. Synta is not in default under or in violation of any material indenture, mortgage, deed of trust, note, debenture, or any material agreement, lease, or other instrument or contract to which it is a party or by which it or any of it properties or assets is bound or any judgment, decree, order, statute, rule or regulation to which it is subject or by which it or any of its properties or assets is bound. The execution, delivery and performance of this Agreement, and the consummation by Synta of the transactions contemplated hereby do not and will not constitute a default under any of (a) the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Synta or (b) any material indenture, mortgage, deed of trust, note, debenture, agreement, lease or other material instrument or material contract or any such judgment, decree, order, statute, rule or regulation with respect to which Synta is a party or subject or result in the creation of any lien, charge or encumbrance on any of the properties or assets of Synta.

     Section 5.5 CAPITAL STOCK OF SYNTA. The authorized capital stock of Synta consists of one hundred million (100,000,000) shares of Synta Common Stock. As of the date hereof, thirty

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one million eight hundred twenty six thousand seven hundred thirty eight
(31,826,738) shares of Synta Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and two million two hundred eighty four thousand five hundred fifty (2,284,550) shares of Synta Common Stock are reserved for issuance pursuant to stock options granted pursuant to Synta's 2001 Stock Plan. None of the issued and outstanding shares of Synta Common Stock was issued in violation of any preemptive rights. Except for the aforementioned stock options issued under the Synta 2001 Stock Plan, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Synta Common Stock or obligating Synta to issue or sell any Synta Common Stock, or any other interest in, Synta. There are no outstanding contractual obligations of Synta to repurchase, redeem or otherwise acquire any shares of Synta Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person. Upon consummation of the transactions contemplated by this Agreement and issuance of the Synta Shares in the name of each Seller in the stock records of Synta, assuming the exercise of the Synta Warrants (but excluding Synta Shares, if any, owned by the Sellers prior to the Closing Date), the Sellers will own in aggregate fourteen and seventy-five hundredths percent (14.75%) of the issued and outstanding capital stock of Synta, as calculated on a fully-diluted basis, free and clear of any and all mortgages, pledges, liens, security interests, charges, claims, equitable interests, encumbrances, restrictions on transfer, conditional sale or other title retention device or arrangement, transfer right for the payment of any liability, or restriction on the creation of the foregoing. Upon consummation of the transactions contemplated by this Agreement, the Synta Shares will be fully paid and nonassessable. All the issued and outstanding shares of capital stock of Synta are duly authorized, validly issued, fully paid and nonassessable.

     Section 5.6 LITIGATION. There are no actions, suits, or proceedings pending, or to the knowledge of Synta threatened, against Synta by any person which question the validity, legality or propriety of the transactions contemplated by this Agreement.

     Section 5.7 REQUIRED CONSENTS AND APPROVALS. Except for the authorization of Synta's Board of Directors and stockholders, the execution and delivery of this Agreement by Synta does not, and the performance of this Agreement by Synta will not, require any consent, approval, order, authorization, registration, qualification or designation from any governmental authority or pursuant to any agreement or other instrument by which Synta or any of its properties is bound except (a) for such consents, approvals, orders, authorizations, registrations, qualifications or designations that have already been obtained and are in full force and effect on the date hereof, and (b) where the failure to obtain such consents, approvals, orders, authorizations, registrations, qualifications or designations would not prevent or delay the consummation of the transactions contemplated by this Agreement or otherwise prevent Synta from performing its obligations under this Agreement.

     Section 5.8 SECURITIES ACT. The Principia Shares transferred and assigned to Synta pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Synta will not offer to sell or otherwise dispose of the Principia Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933 or any applicable state blue sky laws.

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     Section 5.9    NO BROKER. No broker, finder or investment banker is entitle to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Synta.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

     6.1 CONDITIONS OF SYNTA'S PERFORMANCE. The performance by Synta of its obligations under this Agreement shall be subject to the fulfillment, as determined by Synta, in its reasonable judgment, of each of the conditions specified below:

     (a) each of the Sellers shall have performed and complied in all material respects with his or its obligations under this Agreement required to be performed by him or it at or prior to the Closing.

     (b) the representations and warranties of each of the Sellers and Principia shall be true and correct in all material respects when made and as of the Closing with the same effect as though made at and as of the Closing;

     (c)  Synta shall have received from Principia:

          (i) a certificate, duly executed by an authorized officer, certifying that the representations and warranties of Principia set forth in this Agreement are true and correct in all material respects when made and as of the Closing with the same effect as though made at and as of the Closing; and

          (ii) satisfactory evidence that the representatives of Principia executing and delivering this Agreement are authorized to do so.

     (d) Synta shall have received from each of the Sellers: a certificate, duly executed by such Seller, certifying that the representations and warranties of such Seller set forth in this Agreement are true and correct in all material respects when made and as of the Closing with the same effect as though made at and as of the Closing;

     (e) Synta shall have received the written resignation of each member of the Board of Directors of Principia and each of the officers of Principia.

     6.2 CONDITIONS OF SELLERS' PERFORMANCE. The performance by each of the Sellers of his or its obligations under this Agreement shall be subject to the fulfillment, as determined by such Seller, in his or its reasonable judgment, of each of the conditions specified below:

     (a) Synta shall have performed and complied in all material respects with its obligations under this Agreement required to be performed by it at or prior to the Closing; and

     (b)  the Sellers shall have received from Synta:

          (i) a certificate, duly executed by an authorized officer of Synta, certifying that the representations and warranties of Synta set forth in this Agreement are true and correct in

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all material respects when made and as of the Closing with the same effect as though made at and as of the Closing; and

          (ii) satisfactory evidence that the representatives of Synta executing and delivering this Agreement are authorized to do so.

                                   ARTICLE VII
                                OTHER AGREEMENTS

     Section 7.1 PURCHASE OF SBR SHARES BY SYNTA. Promptly following the Closing, Synta shall cause SBR to be merged with and into Principia, and in connection therewith Synta shall have Principia give notice to each of the other stockholders of SBR that Principia will purchase, for a purchase price of $.3267973 per share, all of the shares of the SBR Shares owned by such other stockholders of SBR substantially on the terms contemplated by Section 6.14 of the Stock Purchase Agreement dated as of July 31, 2002 pursuant to which Principia purchased the SBR Shares (the "STOCK PURCHASE AGREEMENT"). A copy of the Stock Purchase Agreement has been provided to Synta previously.

     Section 7.2 INDEMNIFICATION OF SELLERS. Synta hereby covenants and agrees to indemnify, protect, defend and save harmless each Seller from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, judgments, suits, actions, proceedings, costs, disbursements and expenses (including, without limitation, attorneys' expenses and disbursements) of any kind or nature whatsoever (a "Loss") which may at any time be imposed upon, incurred by or asserted or awarded against any Seller (an "Indemnitee") relating to, resulting from or arising out of the Stock Purchase Agreement or Principia's acquisition of the SBR Shares, provided such Loss was not due to the Indemnitee's willful misconduct. Indemnitee shall give to Synta notice in writing as soon as reasonably practicable under the circumstances of the commencement of any action, suit or proceeding or of any claim threatened to be made against Indemnitee for which Indemnitee proposes to demand indemnification under this Section 7.2. Failure to notify Synta shall not relieve Synta from any liability which it may have to Indemnitee if such failure does not materially adversely affect Synta or its ability to defend any such action, suit or proceeding. With respect to any action, suit or proceeding as to which Indemnitee gives notice, Synta shall have the right to assume control of the defense, compromise or settlement thereof, including at its own expense, employment of counsel reasonably satisfactory to Indemnitee, provided that the outcome includes the complete general release of the Indemnitee. In the event Synta does not notify Indemnitee in writing that it intends to assume control of such defense within thirty (30) days after Indemnitee has given Synta notice thereof, Indemnitee may undertake such defense. Synta shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding or claim threatened to be made against Indemnitee effected without Synta's prior written consent. Synta shall not settle any action, suit or proceeding or threatened claim without Indemnitee's prior written consent. Neither Synta nor Indemnitee will unreasonably withhold its or his consent to any proposed settlement. Synta shall not be obligated to indemnify any Indemnitee for any consequential or other indirect damages of any kind other than as set forth in this Section 7.2.

                                  ARTICLE VIII

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                                OTHER PROVISIONS

     Section 8.1 GOVERNING LAW AND JURISDICTION. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed according to the laws of the State of Delaware without regard to choice of law principles.

     Section 8.2 NOTICES. Unless otherwise provided herein, all notices required or permitted by the terms hereof shall be in writing. Any written notice shall become effective when received. All notices and other communications hereunder shall be deemed to have been duly given if hand delivered or mailed, by certified or registered mail, return receipt requested, postage prepaid, by overnight delivery service or by facsimile (with receipt confirmed and hard copy to follow) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section:

     If to Sellers, to:

          CxSynta LLC
          c/o Caxton Corporation
          731 Alexander Road, Bldg. 2
          Princeton, NJ  08540
          Attn: Scott Bernstein, Esq.
          Facsimile:  (609) 419-9040

          Keith R. Gollust
          c/o Gollust Management, Inc.
          500 Park Avenue, Suite 510
          New York, NY  10022
          Facsimile:

          Mountain Trail Investments, LLC
          865 South Figueroa St., Suite 700
          Los Angeles, CA  90017
          Attn:  Jonathan D. Jaffrey
          Facsimile:

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     if to Principia, to:

          Principia Associates, Inc.
          731 Alexander Road, Bldg. 2
          Princeton, NJ  08540
          Attn: Scott Bernstein, Esq.
          Facsimile: (609) 419-9040

     and, if to Synta, to:

          Synta Pharmaceuticals Corp.
          45 Hartwell Avenue
          Lexington, MA  02421
          Attn: Dr. Safi R. Bahcall
          Facsimile: (781) 274-8228

     with a copy to:

          Nixon Peabody LLP
          101 Federal Street
          Boston, MA  02110-1832
          Attn: Michael K. Barron, Esq.
          Facsimile: (866) 947-1784

     Section 8.3 AMENDMENT AND ALTERATION. No amendment or alternation of the terms of this Agreement shall be valid or binding unless made in writing signed by an authorized representative of each of the parties to this Agreement specifically referring to this Agreement.

     Section 8.4 BINDING AGREEMENT/ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties, which consent shall not unreasonably be delayed, conditioned or withheld.

     Section 8.5 COUNTERPARTS; COPIES. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, any copy, facsimile or telecommunication or other reliable reproduction of a writing, transmission or signature may be substituted and used in lieu of the original writing, transmission or signature for any and all purposes for which the original writing, transmission or signature could be used, provided that receipt of such copy, facsimile telecommunication or other reproduction shall have been confirmed by the sending party.

     Section 8.6 EXPENSES. Except as otherwise specified in this Agreement, each party hereto shall bear its or his own expenses incurred in connection with the negotiation, execution and performance of this Agreement.

     Section 8.7 CERTAIN RULES OF CONSTRUCTION. The headings in the Sections and paragraphs of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or in any way modify, amend or affect its provisions. This Agreement is the result of negotiations between the parties and shall not be deemed or construed as having been drafted by any one party.

     Section 8.8 TAX CONSEQUENCES. Synta, Principia and the Sellers are each relying on the advice of their own tax advisors as to the tax effects of the transactions contemplated by this Agreement. No party is making any representation or warranty regarding the tax effects of such transactions to any other party; PROVIDED, HOWEVER, that the parties shall cooperate and take such actions and execute and deliver such documents and instruments as may be necessary to insure that the transactions contemplated hereby qualify as a tax-free reorganization pursuant to all applicable federal, state, local or foreign tax laws.

     Section 8.9 INTEGRATION. This Agreement represents the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, negotiations, discussions or understandings with respect to the subject matter hereof.

     Section 8.10 EXCLUSIVITY. Sellers will not, for the period beginning on the date hereof until the earlier to occur of the Closing or December 31, 2002, directly or indirectly (a) solicit or initiate the submission of proposals or offers from any person other than Synta for, (b) participate in any discussions other than with Synta pertaining to, or (c) furnish any information to any person other than Synta relating to, any acquisition or purchase of all or substantially all of the material assets of, or any equity interest in Principia (including without limitation the Principia Shares or), SBR, the SBR Shares, or a merger, consolidation or business combination involving Principia or SBR.

     Section 8.11 FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 8.12 SURVIVAL. The representations and warranties of the parties hereto contained in this Agreement shall survive until the first anniversary of the date of the Closing. The right to indemnification set forth in Section 7.2 shall not be affected by this Section 8.12.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, Synta and Principia have caused this Agreement to be executed by their respective duly authorized officers, under seal, as of the date first set forth above.

                                            SELLERS

                                            CxSYNTA LLC

                                            By:     /S/ PETER D'ANGELO
                                               ---------------------------------

                                            Print Name:   Peter D'Angelo
                                                       -------------------------

                                            Title:  PRESIDENT
                                                  ------------------------------


                                                    /S/ KEITH R. GOLLUST
                                            ------------------------------------
                                            Keith R. Gollust


                                            MOUNTAIN TRAIL INVESTMENTS, LLC

                                            By:     /S/ RICHARD N. FOSTER
                                               ---------------------------------

                                            Print Name:   R.N. Foster
                                                       -------------------------

                                            Title:  PARTNER
                                                  ------------------------------


                                            PRINCIPIA ASSOCIATES, INC.

                                            By:     /S/ BRUCE KOVNER
                                               ---------------------------------

                                            Print Name:   Bruce Kovner
                                                       -------------------------

                                            Title:  CHAIRMAN
                                                  ------------------------------


                                            SYNTA PHARMACEUTICALS CORP.

                                            By:     /S/ SAFI BAHCALL
                                               ---------------------------------

                                            Print Name:   Safi Bahcall
                                                       -------------------------

                                            Title:  CHIEF EXECUTIVE OFFICER
                                                  ------------------------------


             Signature Page to Stock Exchange and Purchase Agreement

                                    EXHIBIT A

                              FORM OF SYNTA WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND, ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT (i) UPON EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAW, OR (ii) UPON ACCEPTANCE BY THE COMPANY OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL, OR OTHER DOCUMENTATION, AS SHALL BE SATISFACTORY TO COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                   Right to Purchase ______ Shares of
                                   Common Stock of Synta Pharmaceuticals Corp.


                           SYNTA PHARMACEUTICALS CORP.

                          Common Stock Purchase Warrant

          SYNTA PHARMACEUTICALS CORP., a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, _______________________ is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after 12:00 midnight on __________, 2002 and before 5:00 P.M., Boston time, on ___________, 2005 up to _________________________________
(_______) fully paid and nonassessable shares of Common Stock, par value $0.0001 per share ("COMMON STOCK"), of the Company, at a purchase price per share of $0.50 (such purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "PURCHASE PRICE"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The term "COMPANY" shall include Synta Pharmaceuticals Corp., and any corporation which shall succeed or assume the obligations of the Company hereunder.

          1. EXERCISE OF WARRANT. This Warrant may be exercised from time to time in whole or in part by the holder hereof by surrender of this Warrant, with the form of notice of exercise at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, if applicable, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect. This Warrant shall expire and be of no further force or effect on ____________, 2005.

          2. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable after the exercise of this Warrant, the Company will cause to be issued in the name of and delivered to the holder hereof, and/or the designee or designees specified by the holder on the notice of exercise, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such holder and/or any such designee(s) shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to

Section 1 or otherwise. In the event of a partial exercise of this Warrant by the holder hereof, on surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant of like tenor, in the name of such holder, calling in the aggregate on the face thereof for the number of shares of Common Stock representing the balance of the shares of Common Stock represented hereby following such exercise and delivery of shares of Common Stock.

          3. NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock (or whatever securities are issuable upon exercise of this Warrant at the time) is greater than the Purchase Price (at the date of calculation as set forth below), then, in lieu of exercising this Warrant for cash, the holder may elect a "NET ISSUE EXERCISE", pursuant to which the holder will receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised), in which event the Company shall issue to the holder and/or the holder's designee(s) a number of shares of Common Stock computed using the following formula:

                   X = Y(A-B)
                       -----
                         A

     Where: X = the number of shares of Common Stock to be issued to the Holder;

                               Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised;

                               A = the fair market value of one share of the Company's Common Stock (at the date of such calculation); and

                               B = Purchase Price in effect (at the date of such calculation).

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith. To exercise this Warrant pursuant to this Section 3, the holder must surrender this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election.


          4.   REORGANIZATION. CONSOLIDATION. MERGER, ETC.

          (a) In case at any time or from time to time, the Company shall, (i) effect a reorganization of the capital stock of the Company, (ii) consolidate with or merge into any other person, (iii) sell all or substantially all of its assets or have all or substantially all of its stock sold (or converted into other property by virtue of a reverse merger) or (iv) dissolve or liquidate (each a "MAJOR TRANSACTION") then, in each such case, the Company will use best efforts to ensure that the acquiring entity (as applicable) assumes this Warrant or issues a comparable substitute warrant so that the holder of this Warrant, on the exercise of this Warrant or such substitute warrant, shall receive, in lieu of the Common Stock issuable on such exercise prior to such transaction, the stock and other securities and property (including cash) to which such holder would have been entitled upon consummation of such transaction if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 5. In each such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of this Warrant to the end that the provisions set forth herein (including those relating to adjustments of the Purchase Price) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property deliverable upon the exercise hereof as if this Warrant had been exercised immediately prior to such transaction.

          (b) Notwithstanding the foregoing or anything in this Warrant to the contrary, in connection with a Major Transaction, if the Company, despite its best efforts, is not successful in obtaining the assumption or substitution of this Warrant, the Company will give notice to the holder that this Warrant will terminate if not exercised prior to or simultaneously with the closing or consummation of such Major Transaction. Any such notice shall be in writing, shall describe with specificity the consideration to be received in such Major Transaction and shall be given in accordance with Section 7 at least thirty (30) days before the closing or consummation of such Major Transaction. If the holder fails to exercise this Warrant prior to simultaneously with the closing or consummation of such Major Transaction, this Warrant shall terminate and be of no further force or effect.

     5. ADJUSTMENT FOR STOCK SPLIT OR STOCK DIVIDEND. In the event that the Company shall (a) declare a dividend or issue additional shares of the Common Stock (or other securities convertible into shares of Common Stock) in any other type of distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock (which number shall not include the shares of Preferred Stock (or other security of the Company convertible into Common Stock) on an as-converted basis) outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock (which number shall not include the shares of Preferred Stock (or other security of the Company convertible into Common Stock) on an as-converted basis) outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1 or otherwise, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5) be issuable on such exercise by a fraction of which (x) the numerator is the Purchase Price which would otherwise (but for the provisions of this Section 5) be in effect, and (y) the denominator is the Purchase Price in effect on the date of such exercise. Upon any adjustment of the Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof to holder in accordance with Section 7 below. The notice shall be signed by the Company's chief financial officer and shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     6. CERTAIN EVENTS. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under this Warrant, the Purchase Price or the application of such provisions, so the holder upon exercise for the same aggregate purchase price would obtain the total number, class and kind of shares as it would have owned had this Warrant been exercised prior to the event and had the holder continued to hold such shares until after the event requiring adjustment.

     7. NOTICES. Any notice pursuant to this Warrant by the Company or by the holder shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery if delivered by hand, (b) on the date of delivery or refusal indicated on the return receipt if delivered or mailed by certified mail, return receipt requested, postage prepaid, (c) on the date of delivery if sent by nationally recognized overnight delivery service, or (d) on the date of transmission if sent by facsimile (with receipt confirmed and hard copy to follow):

          (i)  If to the holder, addressed to _________________________________
Attention: ____________. Facsimile: (__)________.

          (ii) If to the Company, addressed to it at Synta Pharmaceuticals Corp., 45 Hartwell Avenue, Lexington, MA 02421, Attention: Dr. Safi R. Bahcall.
Facsimile: (530) 323-7045.

A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

     8. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock from time to time issuable on the exercise of this Warrant. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof.

     9. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     10. NO IMPAIRMENT. The Company will not avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     11. NEGOTIABILITY, ETC. This Warrant may not be assigned or transferred without the prior written consent of the Company (which consent shall not be unreasonably withheld).

     12. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the permitted successors and assigns of the holder.

     13. MISCELLANEOUS. This Warrant and a certain Stock Exchange Agreement dated ____________ constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof. This Warrant and any term hereof may be changed, waived or discharged only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to its choice of law principles. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

The Company has caused this Warrant to be signed by its duly authorized officer as of _____________________


                                             SYNTA PHARMACEUTICALS CORP.


                                             By:
                                                -------------------------

                                             Print:
                                                   ----------------------

                                             Title:
                                                   ----------------------

                               NOTICE OF EXERCISE
                      (To be signed only on exercise of Warrant)

TO: SYNTA PHARMACEUTICALS CORP.

1. The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _____________ shares of Common Stock, $.0001 par value per share ("COMMON STOCK"), of SYNTA PHARMACEUTICALS CORP., and herewith makes payment of $_____________ therefor.

OR

2. The undersigned, the holder of the within Warrant, hereby irrevocably elects to convert ___% of the value of the Warrant pursuant to the provisions of
Section 3 of the Warrant.

     Please issue a certificate or certificates representing said number of shares of Common Stock in the name of the undersigned or in the name(s) of the undersigned and/or the undersigned designees as specified below:

        Name                     Address                  # Shares/%
--------------------------------------------------------------------------------



Dated:
      -------------------------        -----------------------------------------
                                       (Signature must conform to name of holder as specified on the face of the Warrant)


                                       Address:
                                               ---------------------------------

                                               ---------------------------------

                                    EXHIBIT B

                             PRINCIPIA STOCKHOLDERS

                           No. of Principia                                           No. of Synta Shares
         Name                   Shares              No. of Synta Shares            subject to Synta Warrant
         ----                   ------              -------------------            ------------------------
CxSynta LLC                    500,000                   1,899,808                          575,476

Keith R. Gollust               300,000                   1,139,884                          115,095

Mountain Trail                 500,000                   1,899,808                          268,555
Investments, LCC